Exhibit 99.1

Floor & Decor Announces Multi-Year Employment Agreements for Senior Leadership Team and Promotion of Lisa Laube to President

Atlanta, GA, February 4, 2020 – Floor & Decor Holdings, Inc. (the “Company”) (NYSE:FND), a leading specialty retailer of hard surface flooring, announced today that Tom Taylor, Chief Executive Officer, Lisa Laube, Executive Vice President and Chief Merchandising Officer, Trevor Lang, Executive Vice President and Chief Financial Officer, Brian Robbins, Executive Vice President, Business Development Strategy, and David Christopherson, Executive Vice President and General Counsel, have entered into new multi-year employment agreements.

The Company also announced that Ms. Laube has been promoted to President. Ms. Laube has served as Executive Vice President and Chief Merchandising Officer since 2012. In her new role, she will retain responsibility for merchandising, e-commerce, marketing and will assume responsibility for store operations.

Norman Axelrod, Chairman of the Company’s Board of Directors, said, “Tom, Lisa, Trevor, Brian and David have been critical to Floor & Decor’s success and extraordinary growth over the last several years. Under their leadership, the Company has disrupted the hard surface flooring industry with its everyday low prices and broad in-stock assortment. We appreciate their continued commitment to the Company’s growth and congratulate Lisa on her promotion. It reflects her significant contributions to Floor & Decor.”

Mr. Taylor said, “Lisa is a terrific leader, and her influence can be seen throughout our business. It’s the right time for her to take an even bigger role operating our stores, which will enable me to focus on additional strategic growth opportunities. I look forward to continuing to work with her and all of our outstanding Floor & Decor associates.”

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer operating 120 warehouse-format stores across 30 states as of the end of fiscal 2019. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative and installation accessories, at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.

Forward-Looking Statements

This press release may include statements that constitute “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, are forward-looking statements. Forward looking statements include any statements regarding the Company’s strategic and operational plans, future performance or financial condition and may often be identified by the use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” and other similar expressions that predict or indicate future events or trends.

Forward looking statements speak only as of the date hereof and are not guarantees of future events, results, performance or achievements. These statements are based on the Company’s current expectations, assumptions, estimates and projections and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results to be materially different from those expressed or implied by the forward-looking statements, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company does not plan to update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

Investor Contacts:

Wayne Hood

Vice President of Investor Relations

678-505-4415

Wayne.hood@flooranddecor.com

or

Matt McConnell

Senior Manager of Investor Relations

770-257-1374

matthew.mcconnell@flooranddecor.com